Exhibit 10.3

REASSIGNMENT AND TERMINATION AGREEMENT

(this “Agreement”)

September 11, 2015

Joe’s Jeans Subsidiary, Inc.

2340 S. Eastern Avenue

Commerce, CA 90040

Hudson Clothing, LLC

1231 S. Gerhart Avenue

Commerce, CA 90022

GBG USA Inc.

350 Fifth Avenue, 9th Floor

New York, NY 10118

Ladies and Gentlemen:

Please refer to the factoring arrangements between THE CIT GROUP/COMMERCIAL SERVICES, INC. (“CIT”) and JOE’S JEANS SUBSIDIARY, INC. (“Joe’s”) and HUDSON CLOTHING, LLC (“Hudson” and together with Joe’s, the “Existing Clients”) as set forth in that certain Amended and Restated Factoring Agreement dated as of September 30, 2013 (as amended, restated, supplemented or otherwise modified, the “Factoring Agreement”) between the Existing Clients and CIT.  All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Factoring Agreement, unless otherwise defined herein.

Joe’s has requested that CIT reassign to Joe’s all of Joe’s Accounts factored with CIT which remain outstanding as of the date of this Agreement and to terminate Joe’s as a party to the Factoring Agreement in connection with the sale of Joe’s Accounts to GBG USA Inc. (“GBG”) pursuant to that certain Asset Purchase Agreement dated as of September 11, 2015 between Joe’s Jeans Inc. and GBG (the “Purchase Agreement”).  CIT is willing to agree to such reassignment and termination of Joe’s as a party to the Factoring Agreement pursuant to the terms and conditions set forth herein.

1.                                      Termination and Reassignment.

Subject to and conditioned upon CIT’s receipt of an executed counterpart of this Agreement, duly executed and delivered by the Existing Clients and GBG:

(a)                                 Joe’s is hereby terminated as a party to the factoring arrangements heretofore entered into between CIT and the Existing Clients and the Factoring Agreement, and Joe’s (inclusive of any transferee of the Reassigned Factored Accounts (as defined below)) is hereby released from its obligations thereunder, except for the provisions of this Agreement and those provisions of the Factoring Agreement relating to the Surviving Obligations (as defined below),which in no event shall apply to any transferee of the Reassigned Factored Accounts; and

(b)                                 CIT shall reassign to Joe’s, without recourse and without warranty or representation of any kind, all of Joe’s Accounts factored with CIT which remain outstanding as of the date of this Agreement (all such reassigned factored accounts being herein called the “Reassigned Factored Accounts”).

For avoidance of doubt, Joe’s hereby acknowledges that nothing herein shall affect or be deemed to be a release of any of its obligations as a guarantor under and in connection with that certain Amended and Restated Revolving Credit Agreement of even date herewith by and among CIT, as agent and a lender thereunder, Hudson, Joe’s and certain other guarantors thereunder (the “Credit Agreement”), including, without limitation, its obligations to guaranty any and all obligations of Hudson under the Factoring Agreement.

2.                                      Release by Joe’s.

In consideration of the agreements by CIT set forth herein, Joe’s hereby unconditionally releases, discharges and acquits CIT from payment and performance of all obligations, liabilities and indebtedness to Joe’s of every kind, nature or description, direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, whenever arising or acquired in connection with the Factoring Agreement, except only for those obligations created by the terms of this Agreement.  Without limiting the generality of the foregoing, Joe’s releases CIT from its obligation to pay the purchase price on any Reassigned Factored Account, and all credit approvals previously issued by CIT with respect thereto are hereby withdrawn and rescinded.  In furtherance thereof, CIT shall not have any further obligation to collect, or take any other action in respect of, any of the Reassigned Factored Accounts other than to remit collections thereof hereafter received by CIT to GBG in accordance with Section 6 of this Agreement.

3.                                      Actions Taken by CIT Upon Effectiveness of Agreement; Joe’s Representations.

(a)                                 Upon the effectiveness of this Agreement, CIT (i) agrees to terminate Uniform Commercial Code financing statements or other filings by CIT relating to the Reassigned Factored Accounts, (ii) shall execute and deliver to Joe’s a Bill of Sale and Assignment in the form of Exhibit A attached hereto (the “Bill of Sale”), and (iii) shall at no cost to CIT execute such other agreements or take such other action as GBG and/or Joe’s may reasonably request in connection with CIT’s reassignment to Joe’s of the Reassigned Factored Accounts.  In furtherance of the foregoing, CIT hereby authorizes Joe’s, GBG and their respective counsel or other designees to file any or all such lien release documents in connection with the collateral terminations and releases necessary to terminate all security interests and other liens of public record in the Reassigned Factored Accounts and any other Purchased Assets (as such term is defined in the Purchase Agreements), if any, which may be filed in CIT’s name.

(b)                                 Joe’s hereby represents and warrants to GBG that (i) the accounts listed on Schedule A attached to the Bill of Sale represent all of the Purchased Accounts Receivable (as defined in the Purchase Agreement)  factored with CIT that remain outstanding as of the date of this Agreement; and (ii) the accounts listed on Schedule A attached to the Bill of Sale together with the Non-Factored Sales represent all of the accounts receivable related to the Joe’s Business other than the Excluded Accounts Receivable (as such terms are defined in the Purchase Agreement) and do not include any accounts receivable related to the Hudson Business (as defined in the Purchase Agreement).  Such representation and warranty shall be subject to Joe’s indemnification obligations set forth in Section 7.02(a) of the Purchase Agreement.

4.                                      Condition Precedent.

The effectiveness of this Agreement and the releases and reassignments by CIT are subject to and conditioned upon the receipt by CIT of a counterpart of this Agreement duly executed and delivered by the Existing Clients and GBG.

5.                                      Surviving Obligations.

Anything contained elsewhere in this Agreement to the contrary notwithstanding, Joe’s is not released from and hereby ratifies and confirms its continuing liability to CIT for, and Hudson hereby ratifies and confirms its continuing liability to CIT for, the full and indefeasible payment and performance of the following (collectively, the “Surviving Obligations”):

All obligations of Joe’s that survive termination of the Factoring Agreement, all amounts relating to Joe’s Accounts factored with CIT, and all amounts of interest, fees, expenses, charges, debits and/or any additions or amounts which arise out of clerical errors and/or omissions, each of which CIT would be entitled to charge Joe’s in accordance with the Factoring Agreement without regard to termination thereof;

all of which, together with all reasonable and customary charges incident thereto, shall be paid to CIT by Joe’s or at the option of CIT, charged to Hudson’s account under the Factoring Agreement.

6.                                      Remittances of Collection of Accounts.

From time to time after the effectiveness of this Agreement, Joe’s and Hudson hereby directs CIT, and CIT hereby agrees, to remit to GBG any collections, consisting of collected funds, on the Reassigned Factored Accounts which are identified to Joe’s account and the Reassigned Factored Accounts, less any unpaid Surviving Obligations and all bank wire charges incurred by CIT in making remittances pursuant to this Agreement.  Notwithstanding the foregoing, it is understood and agreed, however, that the term “collections” as used herein shall not and shall not be deemed to include any “on account” payments and/or credit memos which are identified to Joe’s account and which were received prior to the date hereof unless and until such items have been resolved by CIT and have been identified by CIT to the Reassigned Factored Accounts.  In the event that, any payment and/or transfer with regard to a Reassigned Factored Account is sought to be recovered by the payor or a representative thereof (including a trustee in bankruptcy or assignee for the benefit of creditors) on the grounds of preference, fraudulent conveyance and/or otherwise (“Avoidance Action”), then CIT shall promptly so advise GBG and Joe’s in writing.  Following such written notice, GBG shall have the exclusive right and obligation, at its sole cost and expense, to contest, defend, or settle such claim, except in the case where GBG fails to do so and in such case CIT may defend at the expense of GBG and Joe’s.  Subject to the limitations set forth in Section 7 below, Joe’s and GBG shall indemnify and hold harmless CIT from any and all loss, claim, liability, cost or expense, including reasonable attorneys’ fees, which may be incurred by reason any claims and/or as a result of: (a) CIT’s recognition of GBG’s interests and/or remittances to GBG as herein provided; (b) any non-payment, claim, refund or dishonor of any check, transfer, credit and/or payment received by CIT on or after the date of this Agreement, the proceeds of which were remitted to GBG, (c) an Avoidance Action and/or (d) any accounting, application and/or other errors or omissions resulting in proceeds being remitted to the GBG. The indemnities herein shall survive termination of this Agreement.  Any remittance to GBG hereunder shall be made by check by CIT payable to GBG or its designee and mailed to GBG pursuant to its written instructions.

7.                                      Unapplied Funds and Credits.

CIT may receive hereafter from time to time certain payment items consisting of cash payments received from customers of Joe’s (collectively, “Customers”) and/or credit memos that have been identified to Joe’s but which CIT has been unable to identify to the Reassigned Factored Accounts or otherwise resolve using CIT’s ordinary and customary application procedures (collectively, “Unapplied Credits”).  GBG and Joe’s acknowledge that the Unapplied Credits may: (i) relate to accounts receivable that have not been factored by Joe’s with CIT, (ii) be subject to refund or return to the Customers or other parties in interest and/or (iii) be subject to adjustment due to accounting, application and/or other error or omission.  Nevertheless CIT shall periodically convey to GBG the Unapplied Credits by check or by wire transfer pursuant to the same instructions provided herein for remittances on Reassigned Factored Accounts.  Joe’s and GBG shall indemnify and hold harmless CIT from any and all loss, claim, liability, cost or expense, including reasonable attorneys’ fees, which may be incurred by reason any claims and/or as a result of: (a) CIT’s recognition of GBG’s interests and/or remittances to GBG as herein provided; (b) any non-payment, claim, refund or dishonor of any check, transfer, credit and/or payment received by CIT on or after the date of this Agreement, the proceeds of which were remitted to GBG, (c) an Avoidance Action in relation to any Unapplied Credit, the proceeds of which were remitted to the GBG and/or (d) any accounting, application and/or other errors or omissions resulting in proceeds being remitted to the GBG.  The indemnities herein shall survive termination of this Agreement; provided, that notwithstanding anything in this Agreement to the contrary, GBG’s aggregate liability to CIT under this Agreement shall in no event exceed the aggregate amount of actual collections remitted to GBG pursuant to Section 6 and 7.  The indemnity set forth in Sections 6 and 7 shall be CIT’s sole and exclusive remedy with respect to any obligations of GBG in connection with this Agreement and the transactions contemplated hereby.

8.                                      Ratification by Hudson.

Hudson hereby agrees, that except as specifically provided herein, the Factoring Agreement shall remain in full force and effect, and Hudson hereby ratifies and confirms all of the terms and conditions set forth therein.

9.                                      Miscellaneous.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same agreement. A facsimile or electronically transmitted signature shall constitute an original signature for the purposes of binding the parties hereunder.  Any party delivering an executed counterpart of this Agreement by facsimile or electronically also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.  This Agreement constitutes the sole and entire agreement of the parties to this with respect to the subject matter contained herein and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral with respect to such subject matter.  Accordingly, in the event of any conflict or between the statements in the body of this Agreement and the Factoring Agreement, the statements in the body of this Agreement shall control.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California; and shall be binding upon the parties hereto and their respective successors and assigns.  If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.  The Existing Clients agrees to pay all costs and expenses incurred by CIT in connection with the preparation, execution, modification, performance, administration and enforcement of this Agreement, including all reasonable fees and expenses attributable to the services of CIT’s attorneys (whether in-house or outside), search fees and public record filing fees and all costs that may be incurred.  This Agreement may not be amended or changed in any respect or in any manner other than by a writing signed by the parties hereto. No course of dealing between the parties hereto shall change or modify this agreement.  Each party represents and warrants to each other party that it has the authority to enter into this Agreement and that the person signing for such party is authorized and directed to do so.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS AGREEMENT.

The parties to this Agreement prefer that any dispute between or among them be resolved in litigation subject to the above jury trial waiver.  If, and only if, a pre-dispute jury trial waiver of the type provided for herein is unenforceable in litigation to resolve any dispute, claim, cause of action or controversy under this Agreement or any other document (each, a “Claim”) in the venue where the Claim is being brought pursuant to the terms of this Agreement, then, upon the written request of any party, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding.  Except as otherwise provided herein, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the “Court”).  The parties shall select a single neutral referee, who shall be a retired state or federal judge.  If the parties cannot agree upon a referee within 30 days, the Court shall appoint the referee.  The referee shall report a statement of decision to the Court.  Notwithstanding the foregoing, nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders, preliminary injunctions, writs of possession, writs of attachment, appointment of a receiver, or any orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow a party to enforce its liens and security interests).  The parties shall bear the fees and expenses of the referee equally unless the referee orders otherwise.  The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this section. The parties acknowledge that any Claim determined by reference pursuant to this section shall not be adjudicated by a jury.

If this correctly states the terms of our agreement with respect to the subject matter hereof, please so indicate by signing this letter in the spaces marked for your signatures.

Yours very truly,

THE CIT GROUP/COMMERCIAL SERVICES, INC.

		By:	/s/ Kulwant Kaur
Name: Kulwant Kaur
Title: Vice President

AGREED AND ACCEPTED:

JOE’S JEANS SUBSIDIARY INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

HUDSON CLOTHING, LLC

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: Treasurer

GBG USA INC.

By:	/s/ Robert K. Smits
Name: Robert K. Smits
Title: EVP - Secretary

Signature Page to Reassignment and Termination Agreement

EXHIBIT A

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (the “Assignment”) is made and executed this 11th day of September 2015, by THE CIT GROUP/COMMERCIAL SERVICES, INC. (the “Assignor”) to JOE’S JEANS SUBSIDIARY INC. (the “Assignee”).

W I T N E S S E T H

For and in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Assignor does hereby bargain, sell, assign, transfer, deliver and quitclaim to the Assignee all right, title and interest of the Assignor in the accounts listed on Schedule A attached hereto and incorporated herein by reference, which were previously sold, assigned and conveyed by the Assignee to the Assignor pursuant to the provisions of that certain factoring agreement between the Assignor and the Assignee.

ALL OF SUCH ACCOUNTS ARE BEING SOLD AND ASSIGNED BY THE ASSIGNOR TO THE ASSIGNEE WITHOUT RECOURSE AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, COLLECTABILITY, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed and delivered on the day and year first above written.

THE CIT GROUP/COMMERCIAL SERVICES, INC.

By:
Title:

SCHEDULE A

TO

BILL OF SALE AND ASSIGNMENT

See list of invoices attached hereto